Exhibit 10.1

AMENDMENT NO. 2 TO THE

STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to that certain Common Stock Purchase Agreement dated as of December 6, 2017, by and between XOMA (US) LLC, a Delaware limited liability company (“XOMA”), having an address of 2200 Powell Street, Suite 310, Emeryville, CA 94608 and Rezolute, Inc. (formerly known as AntriaBio, Inc.), a Delaware corporation (“Rezolute”), having an address of 1450 Infinite Drive, Louisville, CO 80027, as amended by Amendment No. 1 dated March 30, 2018 (the “Stock Purchase Agreement”), is entered into by and between XOMA and Rezolute effective as of January 7, 2019 (the “Effective Date”). Each of XOMA and Rezolute may be referred to herein as a “Party”, or jointly as the “Parties”. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the License Agreement.

WHEREAS, the Parties desire to amend the Stock Purchase Agreement to delete certain section thereof that no longer apply and to update other sections in accordance with their recent ongoing discussions;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Amendments. Pursuant to Section 10.11 of the Stock Purchase Agreement, the below provisions of the Stock Purchase Agreement are hereby amended as follows:

(a)	Section 1.4 of the Stock Purchase Agreement is hereby deleted in its entirety.

(b)	Section 1.5 of the Stock Purchase Agreement is hereby deleted in its entirety.

(c)	Section 2 of the Stock Purchase Agreement is hereby amended and restated to read in its entirety as follows:

2. PUT OPTION

The Company hereby grants the Purchaser the right and option to put 5,000,000 Shares to the Company and the Company agrees to purchase the Shares or to facilitate the orderly sale of the Shares to a third party (the “Put Option”). Upon the occurrence of the Put Option Triggering Event, the Purchaser shall be permitted to exercise portions of the Put Option at any time thereafter, from time to time, by delivering written notice(s) to the Company (the “Put Option Exercise Notice”) indicating its agreement to sell all or a portion of the Shares in exchange for the payment by the Company or a third party buyer (arranged by the Company) to the Purchaser at the Put Option Purchase Price (as defined below), such amount to be payable by wire transfer of immediately available funds within 15 days after the date of receipt by the Company of the Put Option Exercise Notice. The “Put Option Triggering Event” shall mean the failure of the Company to list its shares of Common Stock on the Nasdaq Stock Market or a similar national exchange on or prior to December 31, 2019. The “Put Option Purchase Price” per Share shall mean the average of the closing bid and asked prices of the Common Stock quoted on the Principal Market on the date of the Put Option Exercise Notice. The costs of effecting a sale of the Shares pursuant to this Section 2 shall be borne by the Company. Notwithstanding the foregoing, in no event will XOMA put more than 2,500,000 of Shares to the Company in calendar year 2020.

Section 2. Effect of Amendment. Except as expressly provided for herein, all terms and conditions of the License Agreement shall remain in full force and effect.

Section 3. Governing Law. The validity, construction and interpretation of this Amendment and any determination of the performance which it requires shall be governed by and construed in accordance with the laws of the State of California without any reference to any rules of conflicts of laws.

Section 4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same Amendment. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

REZOLUTE, INC.		XOMA (US) LLC

By:	/s/ Keith Vendola	By:	/s/ Jim Neal

Name:	Keith Vendola	Name:	Jim Neal

Title:	CFO	Title:	CEO